UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 7, 2022

I-ON DIGITAL CORP.
  (Exact Name of Registrant as Specified in its Charter)

Delaware	000-54995	46-3031328
(State of Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

15, Teheran-ro 10-gil, Gangnam-gu, Seoul, Korea 06234
(Address of principal executive offices)

Registrant’s telephone number, including area code: +82-2-3430-1200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share	IONI	OTC Markets

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.02.	Non-reliance on Previously Issued Financial Statements or a Related Audit Report or Interim Audit Report

Management of I-ON Digital Corp. (the “Company”), has concluded that our Quarterly Report on Form 10-Q for the quarter ended June 30, 2022, originally filed with the SEC on August 22, 2022 (the “Original Form 10-Q”) contained an error in connection with our deconsolidation of a former subsidiary, Metaflyer Co. Ltd. (“Metaflyer”) due to the fact that we incorrectly recognized the gain/loss on deconsolidation.  The Company believes that the financial statements should no longer be relied upon because of an error and should therefore be restated

The accounting issue relates to the recognition of the loss on deconsolidation of $100,772 to the Statements of Operations and Comprehensive Income.

Accordingly, the Company will restate its financial statements for the six month period ended June 30, 2022, by disclosing the effect of these errors in an amended Form 10-Q for the six months ended June 30, 2022.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 7, 2022	I-ON DIGITAL CORP.

	By:	/s/ Jae Cheol Oh
		Name:	Jae Cheol Oh
		Title:	Chief Executive Officer